UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

This Current Report on Form 8-K is being filed to disclose that on June 15, 2016 (the “Effective Date”), United States Cellular Corporation (“U.S. Cellular” or the “Company”) entered into a $300,000,000 Credit Agreement by and among U.S. Cellular as Borrower, Toronto Dominion (Texas), LLC, as Administrative Agent, and the other lenders party thereto and identified therein (“Revolving Credit Agreement”).

The Revolving Credit Agreement provides U.S. Cellular with a $300,000,000 senior revolving credit facility for general corporate purposes, including working capital, non-hostile acquisitions, spectrum purchases and capital expenditures.

The following briefly describes the terms of the Revolving Credit Agreement:

Borrowings under the Revolving Credit Agreement bear interest, at U.S. Cellular’s option, either at a LIBOR rate or at an alternative base rate, plus an applicable margin. U.S. Cellular's interest costs under the Revolving Credit Agreement are based on credit ratings from Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings. If U.S. Cellular’s credit ratings were lowered, the credit facility would not cease to be available solely as a result of a decline in its credit ratings.

The two financial covenants described below are included in the Revolving Credit Agreement:

  Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges), may not be less than 3.00 to 1 as of the end of any fiscal quarter.
  Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than the ratios indicated for each period specified below:
Period	Ratios

From the Effective Date through June 30, 2019	3.25 to 1.00

From July 1, 2019 and thereafter	3.00 to 1.00

The Revolving Credit Agreement is unsecured.

The Revolving Credit Agreement provides, among other things, that U.S. Cellular may not, and may not cause or permit any of its subsidiaries to sell, or incur or permit to exist any liens on, any property or assets now owned or hereafter acquired by U.S. Cellular or by any such subsidiary, make investments, effect mergers or other fundamental changes, make dividends, distributions or other restricted payments, or enter into transactions with affiliates, other than as expressly excepted in the Revolving Credit Agreement.

The Revolving Credit Agreement includes representations and warranties, covenants, events of default and other terms and conditions that are substantially similar to U.S. Cellular’s existing revolving credit agreement.

A Change in Control, as such term is defined in the Revolving Credit Agreement, of TDS (as defined below) or U.S. Cellular would constitute a default and would require all borrowings outstanding under the Revolving Credit Agreement to be repaid.

The continued availability of the Revolving Credit Agreement requires U.S. Cellular to comply with certain negative and affirmative covenants, maintain the above financial ratios and provide representations on certain matters at the time of each borrowing.

Amounts under the Revolving Credit Agreement may be borrowed, repaid and reborrowed from time to time from and after the Effective Date until the maturity date.  There are no outstanding borrowings under the Revolving Credit Agreement as of the Effective Date, except for letters of credit.

Amounts borrowed under the Revolving Credit Agreement will be due and payable in full on the fifth anniversary of the agreement date.

The foregoing brief description is qualified by reference to the copy of the Revolving Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies the lenders thereto.

Some of the lenders and/or agents under the Revolving Credit Agreement and/or their affiliates may have various relationships with U.S. Cellular, its parent, Telephone and Data Systems, Inc. (“TDS”), and their subsidiaries involving banking or other financial services, including checking, cash management, brokerage, lending, investment banking, depository, indenture trustee and/or other services, including serving as a lender under the Revolving Credit Agreement or other TDS and/or U.S. Cellular credit agreements.

In connection with the Revolving Credit Agreement, U.S. Cellular and TDS entered into a Subordination Agreement dated the Effective Date together with Toronto Dominion (Texas), LLC, as Administrative Agent.  Pursuant to this Subordination Agreement, (a) any consolidated funded indebtedness from U.S. Cellular to TDS will be unsecured and (b) any (i) consolidated funded indebtedness (other than Refinancing Indebtedness as defined in the Subordination Agreement) in excess of $105,000,000, and (ii) Refinancing Indebtedness in excess of $250,000,000, will be subordinated and made junior in right of payment to the prior payment in full of obligations to the lenders under the Revolving Credit Agreement. As of the date of this Form 8-K, there is no outstanding funded indebtedness of U.S. Cellular that is subordinated pursuant to the Restated Subordination Agreement. The form of the Subordination Agreement is attached as an exhibit to the Revolving Credit Agreement attached hereto as Exhibit 4.1.

U.S. Cellular’s first tier, wholly-owned subsidiaries have jointly and severally unconditionally guaranteed the payment and performance of the obligations of U.S. Cellular under the Revolving Credit Agreement pursuant to a Guaranty dated the Effective Date.  The form of the Guaranty is attached as an exhibit to the Revolving Credit Agreement attached hereto as Exhibit 4.1.   Other subsidiaries that meet certain criteria will be required to provide a similar Guaranty in the future.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
  may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in the Company’s SEC filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with and as a condition of entering into the Revolving Credit Agreement, on the Effective Date, U.S. Cellular terminated its prior $300,000,000 Credit Agreement by and among U.S. Cellular as Borrower, Toronto Dominion (Texas) LLC as Administrative Agent, and the lenders party thereto, dated as of December 17, 2010.  U.S. Cellular did not incur any early termination penalties in connection with the termination.  A description of such prior Credit Agreement and a description of any material relationships between U.S. Cellular and its affiliates and any of the other parties to the prior Credit Agreement are included in U.S. Cellular’s Form 8-K dated December 17, 2010 and are incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	June 21, 2016

		By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.	Description

4.1

Revolving Credit Agreement, among U.S. Cellular, Toronto Dominion (Texas) LLC, as administrative agent, and the other lenders thereto, dated as of June 15, 2016, including Schedules and Exhibits, including the form of the subsidiary Guaranty and Subordination Agreement